EXHIBIT 99.1

Eagle Bancorp Montana's Subsidiary Applies for a Commercial Bank Charter From the State of Montana; Plans to Rename the Bank "Opportunity Bank of Montana"

HELENA, Mont., May 8, 2014 (GLOBE NEWSWIRE) -- Eagle Bancorp Montana, Inc. (Nasdaq:EBMT), (the "Company," "Eagle"), today announced that its subsidiary, American Federal Savings Bank ("American Federal", the "Bank") has applied to the State of Montana for a commercial bank charter. Once approved, the bank plans to rename itself "Opportunity Bank of Montana™."

Montana's Banking Commissioner informed Eagle that its application for an interim bank charter has been deemed complete. The regulatory process will include a merger application to allow for the interim bank to merge with the existing American Federal Savings Bank. The entire approval process will take three to four months to complete. Eagle will become a bank holding company as a result of the bank's charter change.

"Our bank has succeeded in Montana for more than 90 years, because we focus on providing the best service with highly competitive rates to our customers. We are dedicated to a seamless integration of our new brand and our new name into the communities, the businesses, the families and the individuals who we serve every day," stated Pete Johnson, President and Chief Executive Officer. "We are proud of our long-term success, our heritage of financial security and reliability, and plan to continue building on it. As we transition to Opportunity Bank of Montana, we will remain true to our history and look to the future with confidence in our customers and our ability to serve their banking needs. We are confident that our exciting new approach to the Montana marketplace will foster even greater innovation, efficiency and customer service on both a short and long-term basis."

The leadership, community-based branch managers and employees of American Federal are reaching out to their customers and prospective customers to help ensure that they understand the positive nature of this rebranding of the bank.

"Throughout the modern history of Montana, the people of our bank have played integral roles in the successful job creation and economic vibrancy of the communities we serve," said Larry Dreyer, Chairman of the Board of Directors. "Over the course of the past nine decades, the people of our bank have embraced the many changes our communities have experienced and have helped achieve positive results. While our name is changing, our mission and values are the foundation of our success and that of the people, businesses, ranches and farms who we serve."

In the coming months, all branches of American Federal that serve customers in Billings, Big Timber, Bozeman, Butte, Hamilton, Helena, Livingston, Missoula and Townsend, Montana, will have new signage and marketing presence established in each community to highlight the new name and brand.

The leadership of Opportunity Bank of Montana is in the midst of obtaining the appropriate regulatory, legal and trademark ownership of this name and its associated brands, including Opportunity Mortgage, Opportunity Financial Planning and others.

About the Company

Eagle Bancorp Montana, Inc. (Nasdaq:EBMT) is the stock holding company of American Federal Savings Bank. Founded in 1922 in Helena, Montana as a Montana chartered building and loan association, American Federal will become a Montana State Chartered bank in 2014 known as Opportunity Bank of Montana, having operated under a federal thrift charter since 1975. The Bank is the sixth largest bank headquartered in Montana. The Bank maintains its headquarters and two other branches in Helena, with additional branches in Billings, Big Timber, Bozeman, Butte, Hamilton, Livingston, Missoula and Townsend, Montana. The Bank has three mortgage lending offices in Billings, Bozeman, and Missoula, as well as Wealth Management locations in Bozeman, Helena and Livingston. The Bank's market area is now state-wide in Montana, to which it offers commercial, residential and consumer loans. The Bank's principal business is accepting deposits and, together with funds generated from operations and borrowings, investing in various types of loans and securities.

Forward Looking Statements

This release may contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," and "potential." These forward-looking statements include, but are not limited to statements of our goals, intentions and expectations; statements regarding our business plans, prospects, growth and operating strategies; statements regarding the asset quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits. These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. These factors include, but are not limited to, changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements; general economic conditions, either nationally or in our market areas, that are worse than expected; competition among depository and other financial institutions; loan demand or residential and commercial real estate values in Montana; inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments; adverse changes in the securities markets; and other economic, governmental, competitive, regulatory and technological factors that may affect our operations. Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. All information set forth in this press release is current as of the date of this release and the company undertakes no duty or obligation to update this information.

CONTACT: Peter J. Johnson, President and CEO
         (406) 457-4006
         Laura F. Clark, SVP and CFO
         (406) 457-4007